Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-10

Electrovaya Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Shares		457(o)		$	$			$
Fees to be Paid	Debt	Debt Securities		457(o)
Fees to be Paid	Other	Subscription Receipts		457(o)
Fees to be Paid	Other	Warrants		457(o)
Fees to be Paid	Other	Units		457(o)
Fees to be Paid	Unallocated (Universal) Shelf		(1)	457(o)		$		$150,000,000.00	0.000087		$13,050

Total Offering Amounts:								$150,000,000.00			13,050.00
Total Fees Previously Paid:
Total Fee Offsets:
Net Fee Due:											$13,050.00

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Offering Note(s)

(1)	There are being registered under this registration statement such indeterminate number of common shares, debt securities, subscription receipts, warrants and units of the Registrant, and combinations of such securities, separately or as units, as may be offered and sold from time to time by the Registrant or by selling securityholders, which collectively shall have an aggregate initial offering price not to exceed US$250,000,000. The securities registered hereunder also include such indeterminate number of each class of identified securities as may be issued upon conversion, exercise or exchange of any other securities that provide for such conversion into, exercise for or exchange into such securities. Separate consideration may or may not be received for securities issuable upon exercise, conversion or exchange of other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the common shares being registered hereunder include such indeterminate number of common shares as may be issuable with respect to the common shares being registered hereunder as a result of stock splits, stock dividends, distributions or similar transactions. The proposed maximum initial offering price per security will be determined from time to time in connection with the sale of the securities under this registration statement.

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

Table 3: Combined Prospectuses

Security Type	Security Class Title	Notes	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered		Form Type	File Number	Initial Effective Date

Equity	Common Shares			$		F-10	333-278139	09/25/2024
Debt	Debt Securities					F-10	333-278139	09/25/2024
Other	Subscription Receipts					F-10	333-278139	09/25/2024
Other	Warrants					F-10	333-278139	09/25/2024
Other	Units					F-10	333-278139	09/25/2024
Unallocated (Universal) Shelf		(1)			60,767,750.00	F-10	333-278139	09/25/2024

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Prospectus Note(s):

(1)	Pursuant to Rule 429 under the Securities Act, the prospectus included in this registration statement also relates to securities having an aggregate offering price of US$60,767,750 that remain unsold under the Registrant's registration statement on Form F-10 (File No. 333-278139), initially filed on March 21, 2024 and declared effective on September 25, 2024 (the "Prior Registration Statement"). The US$150,000,000 newly registered hereunder, together with the US$60,767,750 remaining unsold under the Prior Registration Statement, represents the US$210,767,750 remaining available under the Registrant's amended US$250,000,000 base shelf prospectus after giving effect to US$39,232,250 of securities previously sold under the Prior Registration Statement. No separate registration fee is payable with respect to the US$60,767,750 of unsold securities which were previously registered on the Prior Registration Statement.